Exhibit 99.1

Solicitation of Bond Consents issued by Worldpay Finance plc

29 June 2018

Worldpay, Inc. (NYSE: WP; LSE: WPY) announces that a consent solicitation relating to the 3.75% Senior Notes due 2022 (the “Notes”) (Reg S ISIN: XS1319701451, Rule 144A ISIN: XS1319700990) issued by Worldpay Finance plc (the “Company”) and guaranteed by Worldpay Group Limited (formerly Worldpay Group plc) (“Worldpay Group”) has commenced. The consent is sought for proposed amendments to provisions included in the indenture governing the Notes dated 10 November 2015 (the “Indenture”). The purpose of the consent solicitation is to amend the Indenture so that for as long as Vantiv, LLC, which is an indirect parent holding company of Worldpay Group, provides a guarantee of the Notes on the terms set forth in the Consent Solicitation Statement (as defined herein) (in such capacity, the “Ultimate Parent Guarantor”), the ongoing reporting requirements under the Indenture may be satisfied by reports of the Ultimate Parent Guarantor or any Parent Holdco (as defined in the Indenture) company of the Ultimate Parent Guarantor on the terms set forth in the Consent Solicitation Statement. The proposed amendments would also permit reports and calculations under the Indenture to be made based on GAAP or IFRS and to make other related or consequential changes to the Indenture. The Indenture will also be amended to provide for a guarantee of the Notes by the ultimate Parent Guarantor and make certain other consequential or related changes reflecting such guarantee. The consent solicitation will expire at 17.00 London time on 13 July 2018, unless extended or earlier terminated by the Company.

Full details of the terms and conditions of the consent solicitation are set out in the Consent Solicitation Statement, dated 29 June 2018 (the “Consent Solicitation Statement”) which holders of the Notes can obtain from Lucid Issuer Services Limited (“Lucid”), the Tabulation Agent and Information Agent for the solicitation. Requests for copies of the Consent Solicitation Statement should be directed to Lucid: +44 20 7704 0880; worldpay@lucid-is.com.

Morgan Stanley & Co. LLC has been engaged to act as the Solicitation Agent for the solicitation. Questions from holders of Notes should be directed to Morgan Stanley: +44 207 677 5040; liabilitymanagementeurope@morganstanley.com.

Under no circumstances shall the solicitation constitute an offer to sell or issue or the solicitation of an offer to buy or subscribe for any Notes in any jurisdiction.

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Cautionary Statement

This communication is for information purposes only and does not constitute a prospectus or any offer to sell or the solicitation of an offer to buy any security in the United States of America or in any other jurisdiction. Securities may not be offered or sold in the United States of America absent registration or an exemption from registration under the U.S. Securities Act of 1933, as amended.

The consent solicitation is being made solely by the Consent Solicitation Statement. This press release and the Consent Solicitation Statement contain important information which should be read carefully before any decision is made with respect to the proposed amendments. The Consent Solicitation Statement should be consulted for additional information regarding consent procedures and the conditions for the consent solicitation. Any individual or company whose Notes are held by a broker, dealer, bank, custodian, trust company or other nominee must contact such entity and instruct such entity, as the Holder of such Notes, to consent in accordance with the customary procedures of Euroclear, Clearstream or DTC, as applicable. If any holder is in any doubt as to the action it should take or is unsure of the impact of the implementation of the proposed amendments, it is recommended to seek its own financial and legal advice, including as to any tax consequences, immediately from its stockbroker, bank, manager, solicitor, accountant or other independent financial or legal adviser. Any individual or company whose Notes are held on its behalf by a broker, dealer, bank, custodian, trust company or other nominee or intermediary must contact such entity if it wishes to consent to the proposed amendments. None of Worldpay Group, the Solicitation Agent, the Trustee, the Information Agent and the Tabulation Agent or any person who controls, or is a director, officer, employee, agent of any such person, or any affiliate of any such person makes any recommendation whether holders of Notes should consent to the proposed amendments. Worldpay Group is not making the consent solicitation to, nor will Worldpay Group accept deliveries of any consent from, holders of Notes in any jurisdiction in which the solicitation of consents or the acceptance thereof would not be in compliance with the laws of such jurisdiction.

Forward-Looking Statements

This communication may include “forward-looking statements”. Forward-looking statements provide the Group’s current expectations, intentions or forecasts of future events. Forward-looking statements include statements about expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not statements of historical fact. Words or phrases such as “anticipate”, “believe”, “continue”, “ongoing”, “estimate”, “expect”, “intend”, “may”, “plan”, “potential”, “predict”, “project”, “target”, “seek” or similar words or phrases, or the negatives of those words or phrases, may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking. Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause future results to differ materially from those expected or implied by the forward-looking statements.

In addition, even if future results are consistent with the forward-looking statements contained in this communication, those results may not be indicative of results in subsequent periods.

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THIS ANNOUNCEMENT CONTAINS INSIDE INFORMATION AS STIPULATED UNDER THE MARKET ABUSE REGULATION (EU NO. 596/2014).

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